Exhibit 10.19
                        SETTLEMENT AGREEMENT AND GENERAL RELEASE


     This Settlement Agreement and General Release (hereinafter "Agreement") is entered into this 22nd day of December, 1999 ("Effective Date"), by and between Michael Bereziuk (hereinafter "Employee") and National Semiconductor Corporation (hereinafter "NSC").

     WHEREAS, Employee and NSC have agreed that Employee's employment in the position of Senior Vice President, Worldwide Marketing and Sales at NSC will terminate effective as of January 14, 2000; and

     WHEREAS, Employee and NSC desire to locate an alternative position within NSC for Employee; and

     WHEREAS, NSC desires to provide termination benefits to Employee on the terms specified herein should such an alternative position not be available; and

     WHEREAS, NSC and Employee acknowledge that the termination benefits specified herein are greater than Employee would otherwise be entitled to upon termination of his employment; and

     WHEREAS,   NSC  and  Employee  desire  to  settle  fully  and  finally  all differences between them;

     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, Employee and NSC agree as follows:

     1. Employee acknowledges and agrees that he received this Agreement on December 16, 1999, and shall have until close of business on January 6, 2000 to consider the terms of this Agreement. If Employee signs this Agreement prior to the expiration of this twenty-one (21) day review period, he does so in express waiver of his right to exercise such review period. Once signed by Employee, Employee shall have an additional seven (7) days to withdraw Employee's approval of this Agreement. This Agreement shall not become effective or enforceable until this revocation period has expired. If Employee withdraws his approval, this Agreement will be void and Employee will not be entitled to receive any benefits hereunder.

     2. Employee shall continue as an active employee of NSC until January 14, 2000. Effective January 15, 2000, Employee shall be on an unpaid personal eleven
(11) week leave of absence ("LOA"), during which time Employee's benefits will continue (as listed on Exhibit A hereto). During said LOA, Employee and NSC will attempt to locate a mutually acceptable position for Employee within NSC, to commence at the end of said LOA. If Employee accepts a position within NSC at the end of said LOA, the terms and conditions of Employee's employment in this position will be defined at that time, and the remainder of this Agreement will be void and not become effective. In the event a mutually acceptable position is not available, effective April 1, 2000 ("Resignation Date") Employee shall resign as an active employee and agrees to resign from all officer and director positions held by Employee in NSC or any of its subsidiaries, and shall be relieved of any further obligations to perform services as an employee on behalf of NSC.

     3. Subject to the limitation set forth below, from and after the Resignation Date, as consideration for this Agreement and in lieu of any other severance payment, NSC will continue to pay Employee's salary (at current levels and less any withholdings required by law) and all associated benefits (for those individuals covered at the Resignation Date), as listed on Exhibit A but specifically excluding vacation accrual, as if Employee were an active employee for an additional period ending on May 1, 2001 (which date shall be referred to as the "Termination Date"). Employee's stock options will continue to vest through the Termination Date, in accordance with the terms of the relevant stock option agreement(s) and as stated on Exhibit B hereto, after which date Employee will have a ninety (90) day period in which to exercise any stock options that have vested through the Termination Date. If Employee accepts full-time employment (not including consulting) outside of NSC prior to the Termination Date, Employee shall so notify NSC's Vice President, Human Resources, and NSC shall pay to Employee in a lump sum the amount of additional salary (but not benefits) that would otherwise have been paid to Employee through the Termination Date. In this event, Employee's stock options will cease to vest at the time Employee accepts such employment, and Employee will have a ninety (90) day period thereafter to exercise any vested stock options. NSC's internal records shall reflect that Employee's employment terminated as a result of voluntary resignation on the date that salary and benefits end. In the event of the death of Employee prior to the Termination Date, NSC shall pay to "The Bereziuk Family Revocable Trust of December 6, 1999" in a lump sum the amount of additional salary (but not benefits) that would otherwise have been paid to Employee through the Termination Date, provided said sum has not already been paid to Employee. Employee's stock options will vest and may be exercised in accordance with the terms of the relevant stock option agreement(s).

     4. Employee will be eligible for an Executive Officer Incentive Plan ("EOIP") award for fiscal year 2000. Employee's accomplishment score for fiscal 2000 shall be the average of all Executive Staff scores and Employee's Target Incentive level will be 65%. The EOIP Award for fiscal 2000, if any, will be paid in accordance with the provisions of the EOIP at the same time all other EOIP participants receive their payments. Employee shall be eligible for an EOIP award for fiscal 2001, based on an individual score of 50% or 50% of the average of all Executive Staff, whichever is greater. This will be paid at the same time all other EOIP participants receive their payments. The formula for calculation of Incentive is as per Exhibit C hereto. Employee shall not be eligible for any EOIP award after fiscal 2001. If Employee accepts employment outside of NSC during fiscal 2000, this will not affect his EOIP eligibility or payment for that fiscal year, but Employee will not be eligible for any EOIP award for fiscal 2001 or thereafter. If Employee accepts full-time employment (not including consulting) outside of NSC prior to the end of fiscal 2001, any EOIP award for fiscal 2001 will be prorated accordingly.

     5. Until April 1, 2000, Employee will receive any and all benefits that may become due under the Change of Control Employment Agreement dated April 24, 1998, entered into by Employee with NSC. Effective April 1, 2000, said Change of Control Employment Agreement shall be terminated, Employee shall receive no benefits thereunder and NSC shall have no liability thereunder.

     6. On January 14, 2000, NSC shall pay Employee any accrued vacation pay to which Employee is entitled under NSC's vacation program as of that date; vacation accrual will cease for Employee on January 14, 2000.

     7. Employee acknowledges and agrees that the total amount received under this Agreement constitutes adequate consideration for his covenants and obligations set forth herein, it being an amount over and above any entitlements, severance or otherwise that he has, or may have had, by reason or his employment or separation of employment with NSC.

     8. Employee, on behalf of himself, his representatives, heirs, successors and assigns does hereby completely release and forever discharge NSC and all other affiliated, related or subsidiary corporations or divisions, its and their present and former shareholders, officers, directors, agents, employees, attorneys, successors and assigns, (hereinafter collectively "NSC"), from all claims, rights, demands, actions, obligations, liabilities and causes of action of any and every kind, nature and character whatsoever, known or unknown, which Employee may now have, or has ever had, against NSC based upon any act or omission by NSC prior to the date of execution of this Agreement by Employee, including, but not limited to: (1) any and all claims for damages, declaratory or injunctive relief or attorneys' fees, arising from or in any way related to Employee's employment by NSC or the termination thereof, whether based on tort, contract (express or implied), or any federal, state or local law, statute or regulation, including without limitation rights or claims of age or other discrimination Employee may have under the Age Discrimination in Employment Act, as amended, the California Fair Employment and Housing Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, or the California Labor Code, as amended; (2) all claims filed or caused to be filed in any court of law or before any state or federal administrative agency before execution of this Agreement; and (3) all claims to attorneys fees, however incurred, including, without limitation, fees incurred in connection with any released claims and review of this Agreement. Released claims shall not include any claims arising from acts or omissions occurring after the date of execution of this Agreement. This paragraph does not waive any indemnification rights Employee may have whether as an employee or an officer, pursuant to Labor Code Section 2802, NSC By-Laws or NSC policy, including any indemnification rights in the event of a shareholder lawsuit. This paragraph does not waive any rights either party may have against the other for failure to perform obligations under this Agreement.

     9. It is understood and agreed that this is a full and final Agreement and release applying not only to all claims which are presently known, anticipated or disclosed to Employee, but also all claims which are presently unknown to Employee. Employee expressly waives any and all rights or benefits which he may have under the terms of Section 1542 of the California Civil Code, which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     10. Employee hereby agrees that he will not initiate or cause to be initiated against NSC any claim, charge, suit, action, investigation, audit, compliance review or proceeding of any kind, or participate in same, individually or as a representative or member of a class, under any contract (express or implied), law, statute or regulation, federal, state or local, pertaining in any manner whatsoever to the claims, rights, demands, actions, obligations, liabilities, and causes of action herein released, including, without limitation, those relating to his employment by NSC or the termination thereof. This paragraph does not prevent Employee from testifying under compulsion of legal process.

     11. It is understood and agreed that the furnishing of the consideration for this Agreement shall not be construed or deemed as an admission of liability or responsibility of NSC for any purpose. Employee and NSC agree that this Agreement is being entered into solely for the purpose of avoiding further expense and inconvenience from defending against any claims, rights, demands, actions, obligations, liabilities and causes of action. Liability for any and all claims is expressly denied by NSC.

     12. Employee agrees to return all NSC property, credit cards, documents or other materials or equipment that have been furnished to him by NSC by April 1, 2000. Employee acknowledges that he has complied with and will continue to comply with the terms of the National Semiconductor Employment Agreement signed by him with NSC.

     13. It is understood and agreed that this Agreement and each and every provision hereof shall be confidential and shall not be disclosed directly or indirectly by Employee to any other person, firm, organization or other entity, of any and every type, public or private, for any reason, at any time without the prior written request or consent of NSC, unless required by law. Employee shall not disclose directly or indirectly to any person or organization, except as expressly permitted herein, that Employee received any sum of money from NSC as a result of the termination of his employment with NSC. It is further understood and agreed that it shall not constitute a breach of this Agreement for Employee to disclose the terms hereof to his immediate family and to his attorney and his financial advisor and/or accountant; provided, however, that Employee shall be obliged to use his best efforts to assure that such persons do not disclose this Agreement or any provision hereof or the fact that Employee received any sum of money from NSC as a result of the termination of Employee's employment with NSC. It is understood and agreed that it shall not constitute a breach of this Agreement for Employee or NSC to respond to any unsolicited inquiry by stating only that Employee and NSC resolved their differences in a mutually-satisfactory manner. NSC shall make reasonable efforts to maintain the confidentiality of this Agreement and its contents and shall not disclose this Agreement or its contents, directly or indirectly, to any of NSC's employees or agents, unless such persons have a work-related need to know or unless required by law. Notwithstanding anything in this paragraph, it is understood that this Agreement and its terms may be required to be disclosed in NSC's filings with the Securities and Exchange Commission, and may become public as a result thereof. In this event, Employee may respond to any inquiries resulting from the disclosure.

     14. Employee represents that he has had an opportunity, and been advised by NSC, to consult with an attorney of Employee's choosing, that he has read this Agreement, and has had an adequate opportunity to consider the Agreement, that he is fully aware of its contents and its legal effect, that the consideration set forth herein provides the sole consideration for the Agreement, that all agreements and understandings between the parties are embodied and expressed herein and that there are no understandings between the parties other than those specifically and expressly set forth herein, and that he is entering into this Agreement freely, without coercion, based on his own judgment and not in reliance upon any representations or promises other than those expressly contained in this Agreement.

     15. This Agreement may not be amended or modified in any manner except upon written agreement by the parties.

     16. Should any provision of this Agreement be held invalid or illegal, such illegality shall not invalidate the entire Agreement. Rather, this Agreement shall be construed as if it did not contain the illegal part, and the rights and obligations of the parties shall be construed and enforced accordingly.

     17. With respect to any matters under this Agreement that are governed by state law, the parties agree that this Agreement shall be construed and governed by the laws of the State of California. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any party.

     18. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

EMPLOYEE                                    NATIONAL SEMICONDUCTOR CORPORATION

By: //s//   Michael Bereziuk                By:  //s//   Richard A. Wilson
            MICHAEL BEREZIUK                             RICHARD A. WILSON
                                                Vice President, Human Resources

                                                                       EXHIBIT A

Medical and Dental Insurance
Retirement and Savings Program

Benefit Restoration Plan (Deferred Compensation, Excess
         401(k) Match, Excess Benefit)
Employee Stock Purchase Plan
Stock Option Plan

Executive Financial Counseling Expense Reimbursement
Executive Medical Examination Expense Reimbursement
Long Term Disability Insurance
Short Term Disability Insurance
Accidental Death & Dismemberment Insurance
Dependent (Spouse and Child) Life Insurance
Life Insurance

                                    ADDENDUM

              This addendum is entered into as of the 31st day of May, 2000, and is intended to serve a clarification of certain matters discussed or referred to in the Settlement Agreement and General Release ("the Agreement") entered into between Michael Bereziuk ("Employee") and National Semiconductor Corporation ("NSC") dated December 22, 1999. Notwithstanding the language contained in paragraphs 1 and 2 of the Agreement, both Employee and NSC confirm that Employee is still considered to be an employee of NSC under common law and that Employee is not currently an employee of any company outside of NSC. Although Employee has been relieved currently of any obligation to perform ongoing services, this arrangement has been made at the discretion of NSC. During all periods which Employee is still a common law employee of NSC, NSC retains the discretion to direct Employee to perform mutually agreeable services. In the event that such services are requested, NSC must notify Employee in writing the nature of the services requested and the time period for which such services are to be performed. NATIONAL SEMICONDUCTOR CORPORATION By: //s// Richard A. Wilson //s// Michael Bereziuk Richard A. Wilson Michael Bereziuk Vice President, WW Human Resources 31st May 2000